Exhibit 99.8

Board of Directors

Petra Acquisition, Inc.

5 West 21st Street

New York, NY 10010

We hereby consent to the inclusion of our opinion letter, dated December 6, 2021, to the Board of Directors of Petra Acquisition, Inc. (“Petra”) as Annex D to, and reference thereto under the headings, “Questions and Answers about the Proposals,” “Risk Factors,” “Background of the Business Combination” and “Opinion of the Petra Financial Advisor” in, the proxy statement/prospectus relating to the proposed business combination involving Petra and Revelation Biosciences, Inc., which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Petra. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Scalar, LLC
Scalar, LLC

December 6, 2021